

<ARTICLE> UT
<LEGEND> This schedule contains summary financial information extracted from the Consolidated Balance Sheet and Statement of Consolidated Capitalization as
of June 30, 1999 and the related Statement of Consolidated Operations, Retained
Earnings and Cash Flow for the six months ended June 30, 1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>      0000022606
<NAME>     Commonwealth Edison Company
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               JUN-30-1999
<BOOK-VALUE>                                  PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                   13,439,135
<OTHER-PROPERTY-AND-INVEST>                  2,547,303
<TOTAL-CURRENT-ASSETS>                       3,249,111
<TOTAL-DEFERRED-CHARGES>                             0<F1>
<OTHER-ASSETS>                               4,493,716
<TOTAL-ASSETS>                              23,729,265
<COMMON>                                     2,677,976
<CAPITAL-SURPLUS-PAID-IN>                    2,194,366
<RETAINED-EARNINGS>                            211,003
<TOTAL-COMMON-STOCKHOLDERS-EQ>               5,073,007<F2>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                     18,827
<LONG-TERM-DEBT-NET>                         7,233,302<F3>
<SHORT-TERM-NOTES>                                   0<F1>
<LONG-TERM-NOTES-PAYABLE>                            0<F3>
<COMMERCIAL-PAPER-OBLIGATIONS>                       0<F1>
<LONG-TERM-DEBT-CURRENT-PORT>                  787,985
<PREFERRED-STOCK-CURRENT>                      142,113
<CAPITAL-LEASE-OBLIGATIONS>                    257,598
<LEASES-CURRENT>                               170,015
<OTHER-ITEMS-CAPITAL-AND-LIAB>              10,046,418<F4>
<TOT-CAPITALIZATION-AND-LIAB>               23,729,265
<GROSS-OPERATING-REVENUE>                    3,207,783
<INCOME-TAX-EXPENSE>                           124,453<F5>
<OTHER-OPERATING-EXPENSES>                   2,592,602
<TOTAL-OPERATING-EXPENSES>                   2,713,187
<OPERATING-INCOME-LOSS>                        494,596
<OTHER-INCOME-NET>                              11,537<F5><F6><F7>
<INCOME-BEFORE-INTEREST-EXPEN>                 502,265
<TOTAL-INTEREST-EXPENSE>                       277,879
<NET-INCOME>                                   224,386
<PREFERRED-STOCK-DIVIDENDS>                     18,340
<EARNINGS-AVAILABLE-FOR-COMM>                  206,046
<COMMON-STOCK-DIVIDENDS>                       171,106
<TOTAL-INTEREST-ON-BONDS>                            0<F8>
<CASH-FLOW-OPERATIONS>                         827,932
<EPS-BASIC>                                          0<F8>
<EPS-DILUTED>                                        0<F8>

<F1> This item is not disclosed as a separate line item on the Consolidated
     Balance Sheet.
<F2> Includes a deduction of $10,338 thousand for treasury stock.
<F3> $3,785,181 thousand of notes and transitional trust notes are included in
     LONG-TERM-DEBT-NET.
<F4> Includes $350,000 thousand of Company-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely the Company's subordinated debt securities.
<F5> Income tax expense of $3,868 thousand related to nonoperating activities is included in INCOME-TAX-EXPENSE.
<F6> Includes $14,855 thousand of provision for preferred securities dividends of subsidiary trusts holding solely the Company's subordinated debt securities.
<F7> Includes an extraordinary loss of $27,576 thousand related to the early redemptions and the tender offer of first mortgage bonds and sinking fund debentures in the first quarter of 1999.
<F8> This item is not disclosed as a separate line item on the Statement of
     Consolidated Operations.

